SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported): January 19, 1999
                                                     (January 5, 1999)




                              MAXXIM MEDICAL, INC.
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             (Exact Name of Registrant as Specified in Charter)



 Texas                              0-18208                    76-0291634
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 (State or Other Jurisdiction     (Commission               (IRS Employer
       of Incorporation)          File Number)            Identification No.)



 10300 49th Street North, Clearwater, FL                             33762
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 (Address of Principal Executive Offices)                         (Zip Code)



 Registrant's telephone number, including area code     (727) 561-2100


 ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      At 5:00 p.m., New York City time, on Tuesday, January 5, 1999, the tender offer ("the Offer") by MMI Acquisition Corp., a Delaware corporation ("Sub") and a wholly owned subsidiary of Maxxim Medical, Inc., a Delaware corporation ("Parent"), a wholly owned subsidiary of Maxxim Medical Inc., a Texas corporation (the "Registrant"), to purchase all outstanding shares of common stock of Circon Corporation, a Delaware corporation ("Circon"), par value $0.01 per share, (the "Shares") at a price per Share of $15.00, net to the seller in cash, without interest thereon, expired. Based on preliminary information provided by Harris Trust Company of New York, the depositary for the Offer, approximately 12,547,831 Shares were validly tendered and not withdrawn, representing approximately 93.2% of the total outstanding Shares. Sub accepted for payment all Shares validly tendered and not withdrawn in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 21, 1998, by and among Parent, Sub and Circon.

      On January 8, 1999 (the "Effective Time"), pursuant to the Merger Agreement, Sub filed a certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which Sub was merged with and into Circon (the "Merger"). At the Effective Time, the separate corporate existence of Sub ceased, Circon became the surviving corporation of the Merger and Circon became a wholly owned subsidiary of Parent and an indirect wholly owned subsidiary of the Registrant. Pursuant to the terms of the Merger, each Share outstanding immediately prior to the Effective Time (other than Shares held by Sub, Parent, the Registrant or Circon, or any subsidiary thereof, or by stockholders, if any, who are entitled to, and properly exercise, dissenters' rights pursuant to Section 262 of the Delaware General Corporation Law) was, by virtue of the Merger and without any action on the part of the holder thereof, converted into the right to receive $15.00 per Share, payable without interest thereon, upon surrender of the certificate formerly representing such Share.

      The total cost of the acquisition, including certain fees and expenses incurred in connection with the Offer and the Merger and the refinancing of certain debt of Circon, was approximately $257 million. The Registrant obtained all funds required in connection with the acquisition through a bank loan, pursuant to the Third Amended and Restated Credit Agreement, dated as of January 4, 1999 by and among the Registrant, NationsBank, N.A., as agent, the Bank of Novia Scotia and First Union Bank, as managing agents, and the banks named therein.

      The descriptions set forth in this report do not purport to be complete and this report is qualified in its entirety by reference to the documents described herein and attached as exhibits hereto.


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
 EXHIBITS.

      (a)  Financial Statements of Business Acquired

      It is impracticable at this time for the Registrant to file the financial statements of the business acquired as required by Rule 3-05(b) of Regulation S-X. The required financial statements will be filed by the Registrant with the Commission by amendment to this report, on or prior to March 19, 1999.

      (b)  Pro Forma Financial Information

      It is impracticable at this time for the Registrant to file the pro forma financial information required pursuant to Article 11 of Regulation S-X relative to an acquired business with this Form 8-K. The required pro forma financial information will be filed by the Registrant with the Commission by amendment to this report, on or prior to March 19, 1999.

      (c)  Exhibits

      The following exhibits are filed as part of this report:

      2.1 Agreement and Plan of Merger, dated as of November 21, 1998, by and among Maxxim Medical, Inc., a Delaware corporation ("Parent"), MMI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") and Circon Corporation, a Delaware corporation the ("Company") is incorporated by reference to Exhibit (c)(1) to the Registrant's Schedule 14D-1 filed with the Commission on November 30, 1998, as amended on December 10, 1998, January 5, 1999 and January 6, 1999.

      99.3 Press Release dated January 6, 1999, is incorporated by reference to Exhibit (a)(12) to Maxxim's Schedule 14D-1 filed with the Commission on November 30, 1998, as amended on December 10, 1998, January 5, 1999 and January 6, 1999.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MAXXIM MEDICAL, INC.


 Dated: January 19, 1999       By:        /s/  Kenneth W. Davidson
                                  --------------------------------------------
                                  By:     Kenneth W. Davidson
                                  Title:  President and Chief
                                          Executive Officer


                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DESCRIPTION


 2.1 Agreement and Plan of Merger, dated as of November 21, 1998, by and among Maxxim Medical, Inc., a Delaware corporation ("Parent"), MMI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") and Circon Corporation, a Delaware corporation the ("Company") is incorporated by reference to Exhibit (c)(1) to the Registrant's Schedule 14D-1 filed with the Commission on November 30, 1998, as amended on December 10, 1998, January 5, 1999 and January 6, 1999.

 99.3 Press Release dated January 6, 1999, is incorporated by reference to Exhibit (a)(12) to Maxxim's Schedule 14D-1 filed with the Commission on November 30, 1998, as amended on December 10, 1998, January 5, 1999 and January 6, 1999.